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                                                              Exhibit (i)(l)(ii)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                 March 15, 2006



Van Kampen Trust
1221 Avenue of the Americas
New York, New York  10020

         Re: Van Kampen Trust, on behalf of its series, Van Kampen Core Plus Fixed Income Fund
                  Registration Statement on Form N-1A
                  (File Nos. 33-4410 and 811-4629)


Ladies and Gentlemen:

         We have acted as special counsel to Van Kampen Trust (the "Trust"), a voluntary association with transferable shares organized and existing under and by virtue of the laws of The Commonwealth of Massachusetts (commonly referred to as a "Massachusetts business trust") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), on behalf of its series, Van Kampen Core Plus Fixed Income Fund (the "Fund"), in connection with the preparation of Post-Effective Amendment No. 54 to the Trust's Registration Statement on Form N-1A to be filed under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, with the Securities and Exchange Commission (the "Commission") on or about March 15, 2006 (the "Registration Statement"). The Registration Statement relates to the registration under the 1933 Act and 1940 Act of an indefinite number of each of Class A Shares of beneficial interest, par value $.01 per share, Class B Shares of beneficial interest, par value $.01 per share, Class C Shares of beneficial interest, par value $.01 per share, and Class I Shares of beneficial interest, par value $.01 per share, of the Trust on behalf of the Fund (collectively, the "Shares").

         This opinion is being delivered in accordance with the requirements of
Item 23(i) of Form N-1A under the 1933 Act and the 1940 Act.

           In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic, and the authenticity of the originals of such copies. As to any facts material to the opinion that we did not independently establish or verify, we have relied upon statements and representations of the Trust and its officers and other representatives.

         In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

         (ii) the Agreement and Declaration of Trust of the Trust, as amended to the date hereof (the "Declaration of Trust");

         (iii) the By-Laws of the Trust, as amended to the date hereof;

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         (iv) the Certificate of Designation establishing the series of shares of the Trust; and

         (v) the resolutions adopted by the Board of Trustees of the Trust relating to the authorization, issuance and sale of the Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters.

         Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of Shares by the Trust on behalf of the Fund have been duly authorized by the Trust and, assuming certificates therefor have been duly executed, countersigned, registered and delivered or the shareholders' accounts have been duly credited and the Shares represented thereby have been fully paid for, such Shares will be validly issued, fully paid and, subject to the statements set forth below regarding the liability of a shareholder of a Massachusetts business trust, nonassessable.

         Pursuant to certain decisions of the Supreme Judicial Court of The Commonwealth of Massachusetts, shareholders of a Massachusetts business trust may, in certain circumstances, be assessed or held personally liable as partners for the obligations of a Massachusetts business trust. Even if the Fund were held to be a partnership, however, the possibility of the holders of Shares incurring personal liability for financial losses of the Fund appears remote because (A) Article 8, Section 8.1 of the Declaration of Trust contains an express disclaimer of liability for holders of shares of beneficial interest of the Fund, including the Shares, for the obligations of the Fund and Article 8,
Section 8.3 of the Declaration of Trust provides that the Fund shall hold each holder of such shares harmless from, and shall indemnify such holder against, all loss and expense arising solely from being or having been a holder of such shares and (B) Article 8, Section 8.1 of the Declaration of Trust requires that a recitation of such disclaimer be included in every written obligation, contract, instrument, certificate, share, other security of the Fund or undertaking made or issued by the trustees of the Fund.

         We hereby consent to the filing of this opinion with the Commission as Exhibit (i)(l)(i) to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.


                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate, Meagher &
                                        Flom LLP




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